Nature's Sunshine Reports Second Quarter 2025 Results

LEHI, Utah – July 31, 2025 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) ("Nature’s Sunshine"), a leading manufacturer of high-quality herbal and nutritional supplements, reported financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 4% to $114.8 million compared to $110.6 million (up 2% in constant currency).
•GAAP net income attributable to common shareholders was $5.3 million, or $0.28 per diluted common share, compared to $1.3 million, or $0.07 per diluted common share.
•Adjusted EBITDA was up 8% to $11.3 million compared to $10.4 million.

Management Commentary

“We delivered another strong quarter, with net sales of $115 million and adjusted EBITDA of $11 million, up 4% and 8%, respectively, year-over-year,” said Terrence Moorehead, CEO of Nature’s Sunshine. “We’re particularly encouraged by the strength we continued to see in Japan and Central Europe, as well as sustained momentum in our digital business and auto ship program. These results underscore the effectiveness of our global strategy and the progress we’ve made strengthening fundamentals in North America. While the macroeconomic environment remains uncertain, we’re confident in the underlying health of the business and our ability to drive sustainable growth going forward.”

Second Quarter 2025 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
Three Months Ended June 30,	2025	2024	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$52,664	$49,984	5.4%	$1,523	2.3%
Europe	21,741	21,602	0.6	483	(1.6)
North America	34,977	33,563	4.2	(25)	4.3
Latin America and Other	5,368	5,402	(0.6)	(184)	2.8
	$114,750	$110,551	3.8%	$1,797	2.2%

Net sales in the second quarter increased 4% to $114.8 million compared to $110.6 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the second quarter of 2025 increased 2% compared to the year-ago quarter.

Gross profit margin in the second quarter increased to 71.7% compared to 71.4% in the year-ago quarter. The increase was driven by cost savings initiatives, partially offset by unfavorable foreign exchange and market mix.

Volume incentives as a percentage of net sales were 29.9% compared to 31.4% in the year-ago quarter. The decrease was primarily due to timing of promotional incentives and changes in product pricing and market mix.

Selling, general and administrative expenses ("SG&A") in the second quarter were $43.7 million compared to $38.6 million in the year‐ago quarter. The increase was primarily related to the timing of compensation costs, incremental investment in digital marketing and other non-recurring expenses. As a percentage of net sales, SG&A expenses were 38.1% for the second quarter of 2025 compared to 34.9% in the year-ago quarter.

Operating income in the second quarter decreased to $4.3 million, or 3.7% of net sales, compared to $5.6 million, or 5.1% of net sales, in the year-ago quarter.

Other income (loss), net, in the second quarter of 2025 was $3.3 million compared to $(1.2) million in the second quarter of 2024. Other income (loss), net, primarily consisted of foreign exchange gains in Asia and Europe, partially offset by foreign exchange losses in Latin America and North America that resulted from net changes in foreign currencies. The provision for income taxes was $2.0 million in the second quarter of 2025 compared to $2.9 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $5.3 million, or $0.28 per diluted common share, compared to $1.3 million, or $0.07 per diluted common share, in the second quarter of 2024. Net income attributable to NSP China increased to $0.9 million, or $0.05 per diluted common share, for the second quarter of 2025, compared to $0.7 million, or $0.04 per diluted common share, for the second quarter of 2024.

Adjusted EBITDA in the second quarter increased 8% to $11.3 million compared to $10.4 million in the prior year quarter. The increase was driven primarily by the increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $6.9 million for the six months ended June 30, 2025, compared to $3.5 million in the prior year period. Capital expenditures during the six months ended June 30, 2025, totaled $2.5 million compared to $7.0 million in the comparable period of 2024. During the six months ended June 30, 2025, the Company repurchased 1,011,000 shares at a total cost of $12.4 million or $12.22 per share. As of June 30, 2025, the Company had cash and cash equivalents of $81.3 million and zero debt.

Outlook

Nature's Sunshine now expects full year 2025 net sales to range between $460 - $475 million ($445 - $470 million prior) and adjusted EBITDA to range between $41 - $45 million ($38 - $44 million prior).

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter of 2025 results.

Date: Thursday, July 31, 2025
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-717-1738
International dial-in number: 1-646-307-1865
Conference ID: 14947

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 14, 2025.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 1114947

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety, and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject, including, but not limited to, trade restrictions and export controls;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants' compensation plans;
•geopolitical issues and conflicts, including changes to U.S. trade policy resulting in new or additional tariffs;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;

•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our suppliers and contract manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income, the most comparable GAAP measure, to adjusted EBITDA. We have also included a reconciliation of GAAP net income to non-GAAP net income and non-GAAP adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period's net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our adjusted EBITDA outlook for the full year 2025, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$114,750	$110,551	$227,998	$221,544
Cost of sales	32,451	31,664	64,102	63,679
Gross profit	82,299	78,887	163,896	157,865

Operating expenses:
Volume incentives	34,360	34,693	69,204	68,263
Selling, general and administrative	43,665	38,557	84,246	79,341
Operating income	4,274	5,637	10,446	10,261
Other income (loss):
Interest and other income, net	268	412	473	475
Interest expense	(24)	(103)	(45)	(115)
Foreign exchange gains (losses), net	3,026	(1,523)	3,779	(1,543)
	3,270	(1,214)	4,207	(1,183)
Income before provision for income taxes	7,544	4,423	14,653	9,078
Provision for income taxes	2,025	2,935	4,250	5,100
Net income	5,519	1,488	10,403	3,978
Net income attributable to noncontrolling interests	186	139	323	308
Net income attributable to common shareholders	$5,333	$1,349	$10,080	$3,670

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.29	$0.07	$0.55	$0.20

Diluted earnings per share attributable to common shareholders	$0.28	$0.07	$0.54	$0.19

Weighted average basic common shares outstanding	18,406	18,647	18,446	18,737
Weighted average diluted common shares outstanding	18,966	19,119	18,832	19,184

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$81,345	$84,700
Accounts receivable, net of allowance for doubtful accounts of $93 and $97, respectively	13,029	9,477
Inventories	69,320	59,443
Prepaid expenses and other	8,144	6,959
Total current assets	171,838	160,579

Property, plant and equipment, net	35,930	39,585
Operating lease right-of-use assets	14,218	12,799
Restricted investment securities - trading	1,041	915
Deferred income tax assets	21,410	17,644
Other assets	10,438	9,333
Total assets	$254,875	$240,855

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,924	$8,912
Accrued volume incentives and service fees	22,583	20,563
Accrued liabilities	27,456	25,399
Deferred revenue	5,501	2,774
Income taxes payable	5,765	4,117
Current portion of operating lease liabilities	4,625	3,927
Total current liabilities	75,854	65,692

Liability related to unrecognized tax benefits	638	628
Long-term portion of operating lease liabilities	11,005	10,277
Deferred compensation payable	1,041	915
Deferred income tax liabilities	1,009	1,007
Other liabilities	1,646	1,345
Total liabilities	91,193	79,864

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 17,635 and 18,483 shares issued and outstanding, respectively	104,662	114,577
Retained earnings	67,487	57,407
Noncontrolling interest	6,001	5,678
Accumulated other comprehensive loss	(14,468)	(16,671)
Total shareholders’ equity	163,682	160,991
Total liabilities and shareholders’ equity	$254,875	$240,855

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Six Months Ended June 30,	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,403	$3,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,999	6,659
Non-cash lease expense	2,675	3,298
Share-based compensation expense	2,938	2,630
Deferred income taxes	(3,179)	(14)
Purchase of trading investment securities	(78)	(110)
Proceeds from sale of trading investment securities	11	40
Realized and unrealized gains on investments	(59)	(72)
Foreign exchange losses (gains)	(3,779)	1,543
Changes in assets and liabilities:
Accounts receivable	(2,963)	(2,960)
Inventories	(7,901)	3,112
Prepaid expenses and other current assets	(1,349)	(2,162)
Other assets	(355)	(598)
Accounts payable	790	409
Accrued volume incentives and service fees	1,193	(144)
Accrued liabilities	325	(7,993)
Deferred revenue	2,583	477
Lease liabilities	(2,684)	(3,215)
Income taxes payable	824	(2,251)
Liability related to unrecognized tax benefits	429	726
Deferred compensation payable	126	142
Net cash provided by operating activities	6,949	3,495
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,460)	(7,040)
Net cash used in investing activities	(2,460)	(7,040)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	1,823	34,216
Principal payments of revolving credit facility	(1,823)	(34,216)
Payments related to tax withholding for net-share settled equity awards	(499)	(586)
Repurchase of common stock	(12,354)	(7,725)
Net cash used in financing activities	(12,853)	(8,311)
Effect of exchange rates on cash and cash equivalents	5,009	(1,822)
Net decrease in cash and cash equivalents	(3,355)	(13,678)
Cash and cash equivalents at the beginning of the period	84,700	82,373
Cash and cash equivalents at the end of the period	$81,345	$68,695
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$6,211	$8,144
Cash paid for interest	45	115

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$5,519	$1,488	$10,403	$3,978
Adjustments:
Depreciation and amortization	3,500	3,499	6,999	6,659
Share-based compensation expense	1,638	1,261	2,938	2,630
Other (income) loss, net*	(3,270)	1,214	(4,207)	1,183
Provision for income taxes	2,025	2,935	4,250	5,100
Other adjustments (1)	1,853	—	1,853	—
Adjusted EBITDA	$11,265	$10,397	$22,236	$19,550

(1) Other adjustments
Other non-recurring expenses	$1,853	$—	$1,853	$—
Total adjustments	$1,853	$—	$1,853	$—

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$5,519	$1,488	$10,403	$3,978
Adjustments:
Other non-recurring expenses	1,853	—	1,853	—
Tax impact of adjustments	(463)	—	(463)	—
Total adjustments	1,390	—	1,390	—
Non-GAAP net income	$6,909	$1,488	$11,793	$3,978

Reported income attributable to common shareholders	$5,333	$1,349	$10,080	$3,670
Total adjustments	1,390	—	1,390	—
Non-GAAP net income attributable to common shareholders	$6,723	$1,349	$11,470	$3,670

Basic income per share, as reported	$0.29	$0.07	$0.55	$0.20
Total adjustments, net of tax	0.08	—	0.08	—
Basic income per share, as adjusted	$0.37	$0.07	$0.63	$0.20

Diluted income per share, as reported	$0.28	$0.07	$0.54	$0.19
Total adjustments, net of tax	0.07	—	0.07	—
Diluted income per share, as adjusted	$0.35	$0.07	$0.61	$0.19